Exhibit 1.1
EXECUTION COPY
GE DEALER FLOORPLAN MASTER NOTE TRUST
UNDERWRITING AGREEMENT
Banc of America Securities LLC
214 North Tryon Street
Charlotte, NC 28255 (the “Underwriter”)
August 5, 2009
Ladies and Gentlemen:
     CDF Funding, Inc., a Delaware corporation (the “Company”), proposes to cause GE Dealer Floorplan Master Note Trust (the “Issuer”) to issue the “Offered Notes” (as such term is defined in the applicable Terms Agreement). The offering of the Offered Notes by the Underwriter pursuant to this Agreement and the applicable terms agreement (such terms agreement to incorporate by reference this Agreement and to be substantially in the form of Exhibit A; each such terms agreement may be referred to as a “Terms Agreement”) is referred to herein as the “Note Offering.” The Company is jointly owned by General Electric Capital Corporation (“GE Capital”) and General Electric Capital Services, Inc.
     The Underwriter is a financial institution appearing on the Federal Reserve Bank of New York’s list of Primary Government Securities Dealers Reporting to the Government Securities Dealers Statistics Unit of the Federal Reserve Bank of New York (each such financial institution, a “Primary Dealer”), and may be a party to that certain Master Loan and Security Agreement among the Federal Reserve Bank of New York (the “FRBNY”), as Lender, various Primary Dealers from time to time party thereto, each on behalf of itself and its respective customers as borrowers thereunder from time to time, and The Bank of New York Mellon, as Administrator, and The Bank of New York Mellon, as Custodian (the “MLSA”), in connection with the Term Asset-Backed Securities Loan Facility (the “TALF”). To the extent expressly provided in this Agreement, and subject to the limitations in Section 8, certain of the rights, benefits and remedies of the Underwriter under this Agreement will be for the benefit of, and will be enforceable by, the Underwriter not only in such capacity but also in its capacity as a Primary Dealer and as a signatory to the MLSA.
     The Issuer is a Delaware statutory trust formed pursuant to (a) a Trust Agreement, dated as of April 20, 2004 (the “Trust Agreement”), between the Company and BNY Mellon Trust of Delaware, as owner trustee (the “Owner Trustee”), and (b) the filing of a certificate of trust with the Secretary of State of Delaware on April 20, 2004. The Offered Notes will be issued pursuant to a Master Indenture, dated as of August 12, 2004, and as amended as of May 25, 2005, April 28, 2006, June 30, 2006, August 10, 2006, November 9, 2006, May 31, 2007, August 2, 2007, June 6, 2008, December 30, 2008, June 26, 2009 and August 5, 2009 (the “Master Indenture”), between the Issuer and Deutsche Bank Trust Company Americas (successor in interest to Wilmington Trust Company), as indenture trustee (the “Indenture Trustee”) and an Indenture

Supplement with respect to the Offered Notes (the “Indenture Supplement” and, together with the Master Indenture, the “Indenture”).
     The assets of the Issuer include such assets that the Company may acquire from time to time pursuant to a Receivables Sale Agreement, dated as of August 12, 2004, and as amended as of May 5, 2005, August 10, 2006, November 9, 2006 and April 26, 2007 (the “Receivables Sale Agreement”), among the Company, GE Commercial Distribution Finance Corporation (“CDF”), GE Capital, Polaris Acceptance (“PA”) and Brunswick Acceptance Company, LLC (“BAC”), including receivables (“Receivables”) arising in portfolios of revolving accounts owned by CDF, GE Capital, PA, BAC and other originators from time to time.
     The Receivables are transferred to the Issuer pursuant to the Receivables Purchase and Contribution Agreement, dated as of August 12, 2004, and as amended as of May 5, 2005, August 10, 2006, April 26, 2007, May 31, 2007 and December 30, 2008 (the “RPCA”), between the Company and the Issuer. GE Capital has agreed to conduct the servicing, collection and administration of the Receivables owned by the Issuer pursuant to an Amended and Restated Servicing Agreement, dated as of June 30, 2006, and as amended as of August 10, 2006 (the “Servicing Agreement”), between the Issuer and GE Capital, as master servicer.
     GE Capital has agreed to provide notices and perform on behalf of the Issuer certain other administrative obligations required by the RPCA, the Servicing Agreement, the Master Indenture and each indenture supplement for each series of notes issued by the Issuer, pursuant to an Administration Agreement, dated as of August 12, 2004 and as amended August 5, 2009 (the “Administration Agreement”), between GE Capital, as administrator (in such capacity, the “Administrator”), the Issuer and BNY Mellon Trust of Delware, as Owner Trustee. The Trust Agreement, the Indenture, the RPCA, the Receivables Sale Agreement, the Servicing Agreement and the Administration Agreement are referred to herein, collectively, as the “Program Documents.”
     This Underwriting Agreement is referred to herein as this “Agreement”, which shall include the applicable Terms Agreement if the context so requires. Capitalized terms defined in the Program Documents and used but not defined herein have the meanings assigned in the Program Documents. For purposes of this Agreement and all related documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) unless otherwise provided, references to any month, quarter or year refer to a calendar month, quarter or year; (c) terms defined in Article 9 of the UCC as in effect in the applicable jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (d) references to any amount as on deposit or outstanding on any particular date mean such amount at the close of business on such day; (e) the words “hereof”, “herein” and ”hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term
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“including” means “including without limitation”; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; and (j) references to any Person include that Person’s successors and permitted assigns.
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933 (the “Act”), a shelf registration statement on Form S-3 (having the registration number 333-130782), including a form of prospectus and such amendments thereto as may have been filed prior to the date hereof, relating to the Offered Notes and the offering thereof in accordance with Rule 415 under the Act. If any post-effective amendment to such registration statement has been filed with respect thereto, prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and “Effective Date” means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is referred to in this Agreement as the “Registration Statement.”
     The Company proposes to file with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”) a supplement (the “Prospectus Supplement”) to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement, or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the “Base Prospectus”) relating to the Offered Notes and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, are hereinafter referred to as the “Prospectus.”
     Prior to the “Date of Sale” (as such term is defined in the applicable Terms Agreement), the Company also had prepared a Preliminary Prospectus with respect to such Offered Notes. As used herein, “Preliminary Prospectus” means, with respect to any date referred to herein, the most recent preliminary Prospectus (as amended or supplemented, if applicable), which has been prepared and delivered by the Company to the Underwriter in accordance with the provisions hereof.
1.	Representations and Warranties. The Company represents and warrants to and agrees (i) with the Underwriter and (ii) with respect to clauses (a)(iii)(D), (a)(iv) and (o) of this Section 1 only, with the Underwriter in its capacity as a Primary Dealer with respect to TALF loans secured by the Offered Notes, as of the date hereof, that:
a)
i.	The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3,
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and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission.

ii.	As of the Closing Date (as such term is defined below), the Registration Statement, the Preliminary Prospectus and the Prospectus, except with respect to any modification as to which the Underwriter has been notified, shall be in all substantive respects in the form furnished to the Underwriter or its counsel before such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus that has previously been furnished to the Underwriter) as the Company or GE Capital has advised the Underwriter, before such time, will be included or made therein.

iii.	(A) The Registration Statement, as of the Effective Date, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and of the Trust Indenture Act of 1939; (B) on the date of this Agreement, the Prospectus conforms, and as of the time of filing the Prospectus pursuant to Rule 424(b), the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; (C) the Registration Statement, at the Effective Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (D) the Prospectus and the Designated Static Pool Information (as defined below), taken together, as of its date, and as of the time of filing pursuant to Rule 424(b), will not include any untrue statement of a material fact required to be stated therein or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, that the Company makes no representations or warranties as to (I) that part of the Registration Statement which constitutes the Statements of Eligibility of Qualification (Form T-1) of the Indenture Trustee and (II) anything contained in or omitted from such Registration Statement or such Prospectus in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof, which information consists of the Underwriter’s Information (as defined herein); provided, further, that this paragraph (iii) makes no representation and warranty as to the Preliminary Prospectus (the Preliminary Prospectus being
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covered by paragraph (iv) below). As used herein the term “Designated Static Pool Information” shall mean the static pool information referred to in the Preliminary Prospectus and the Prospectus under the caption “Static Pool Information” but deemed to be excluded from the Registration Statement and the Prospectus pursuant to Item 1105(d) of Regulation AB issued under the Act.

iv.	The Preliminary Prospectus at the Date of Sale did not, and at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus); provided, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information contained in or omitted from either the Registration Statement or the Prospectus based upon Underwriter’s Information.

v.	Other than with respect to the Preliminary Prospectus, the Prospectus and the Permitted Additional Information (as defined below), the Issuer (including its agents and representatives) has not made, used, authorized or approved and will not make, use, authorize or approve any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of any offer to buy the Offered Notes.
b)	The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification, with power to own, lease and operate its property and conduct its business as it is currently conducted.

c)	The Company has, and will have, the requisite power to execute and deliver any other agreement or document executed by it in connection with the issuance and sale of the related Offered Notes and this Agreement and to perform its obligations hereunder.

d)	Each of the Program Documents and this Agreement, including the Terms Agreement, has been, or will be, duly and validly authorized, executed and delivered by the Company, and each of the Program Documents and this Agreement constitutes, or will constitute, the valid, legal and binding
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obligation of the Company, enforceable against the Company in accordance with its terms.

e)	The Offered Notes will conform to the description thereof contained in the Preliminary Prospectus and the Prospectus and as of the Closing Date will be duly and validly authorized and, when validly executed, countersigned, issued and delivered in accordance with the Indenture and sold to the Underwriter as provided herein, will be validly issued and outstanding and entitled to the benefits of the related Indenture.

f)	Neither the execution and delivery by the Company of any Program Document or this Agreement nor the consummation by the Company of the transactions contemplated herein or therein, nor the issuance of the Offered Notes by the Issuer or the public offering thereof as contemplated in the Prospectus, will conflict in any material respect with or result in a material breach of, or constitute a material default (with notice or passage of time or both) under, or result in the imposition of any lien, pledge, charge, encumbrance, adverse claim or other security interest of any other Person upon any of the property or assets of the Company (except as required or permitted pursuant thereto or hereto), pursuant to any material mortgage, indenture, loan agreement, contract or other instrument to which the Company is party or by which it is bound, nor will such action result in any violation by the Company of any provisions of any applicable law, administrative regulation or administrative or court decree, the certificate of incorporation or by-laws of the Company. The Company is not in violation of its certificate of incorporation, in default in any material respect in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, trust agreement, transfer and servicing agreement or other instrument to which it is a party or by which it may be bound, or to which any material portion of its property or assets is subject.

g)	No action by the Company in connection with the issuance or sale of the Offered Notes, the consummation by the Company of any other of the transactions herein contemplated, or the fulfillment by the Company of the terms hereof, will conflict with any statute, order or regulation applicable to the Company with respect to the offering of the Offered Notes by any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or with any organizational document of the Company or any instrument or any agreement under which the Company is bound or to which it is a party.

h)	No legal or governmental proceedings are pending to which the Company is a party or of which any property of the Company is the subject, which if determined adversely to the Company would, individually or in the aggregate, have a material adverse effect on the financial position,
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shareholders’ equity or results of operations of the Company; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

i)	No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required, or will be required, by the Company in connection with (i) the execution and delivery by the Company of any Program Document or this Agreement or the performance by the Company of any Program Document or this Agreement or (ii) the offer, sale or delivery of the Offered Notes, except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the applicable Closing Date, or will not materially and adversely affect the ability of the Company to perform its obligations under any Program Document or this Agreement.

j)	The Company possesses, and will possess, all material licenses, certificates, authorities or permits issued by the appropriate state, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Preliminary Prospectus and the Prospectus, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Offered Notes or the financial condition of the Company, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

k)	The Company is not now, and following the issuance of the Offered Notes, the Company will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

l)	On the Closing Date, (i) the Company will have good and marketable title to the related Receivables, free and clear of any Lien, except to the extent permitted in the Program Documents, (ii) the Company will not have assigned to any Person any of its right, title or interest in such Receivables or in the Program Documents other than pursuant to the Program Documents, and (iii) the Company will have the power and authority to sell such Receivables to the Issuer.

m)	Since the date as of which information is given in the Registration Statement, there has not been any material adverse change in the business or net worth of the Company or GE Capital.

n)	The Company was not, on the date on which the first bona fide offer of the Offered Notes sold pursuant to this Agreement was made, an “ineligible issuer” as defined in Rule 405 under the Act.
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o)	On the Closing Date, (i) all actions required by the FRBNY for the Offered Notes to be eligible collateral under the TALF will have been taken, (ii) the Offered Notes will be eligible collateral under the TALF and (iii) the Preliminary Prospectus contains, and the Prospectus will contain, all applicable information required to be included therein under the TALF; provided, however, that, except as specifically set forth in this Agreement, the Company makes no representation or warranty with respect to the application of any provision of the TALF or the availability of or the eligibility of a borrower for loans under the TALF.
2.	Purchase and Sale.
a)	On the basis of the representations, warranties and agreements set forth herein and in the applicable Terms Agreement, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the applicable Offered Notes at the purchase price and in the principal amount of such Offered Notes set forth in such Terms Agreement.

b)	The parties hereto agree that settlement for all securities pursuant to this Agreement shall take place on the terms set forth herein and not as set forth in Rule 15c6-1(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
3. Delivery and Payment. Delivery of and payment for the Offered Notes shall be made at the offices of Mayer Brown LLP, Chicago, Illinois, at 10:00 A.M., New York City time, on the “Closing Date” specified in the Indenture Supplement, which date and time may be postponed by agreement between the Underwriter and the Company (such date and time being herein called the “Closing Date”). Delivery of such Offered Notes shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer in federal or other immediately available funds or by check payable in federal funds, as the Company shall specify prior to such Closing Date. Unless delivery is made through the facilities of The Depository Trust Company, the Offered Notes shall be registered in such names and in such authorized denominations as the Underwriter may request not less than two full business days in advance of such Closing Date.
     The Company agrees to notify the Underwriter at least two business days before the Closing Date of the exact principal balance evidenced by the Offered Notes and to have such Offered Notes available for inspection in New York, New York, no later than 12:00 noon New York City time on the business day prior to such Closing Date.
4.	Offering by the Underwriter.
a)	It is understood that the Underwriter proposes to offer the Offered Notes for sale to the public as set forth in the Prospectus.

b)	The Underwriter represents and warrants that it has complied in all material respects, and agrees that it will comply in all material respects,
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with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the Offered Notes or distributes the Prospectus. Without limiting the foregoing, the Underwriter agrees that all offers, solicitations and sales shall be made in compliance with all applicable laws and regulations. Furthermore, the Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the Act.

c)	The Underwriter shall offer and/or solicit offers for the Offered Notes for sale to the public as set forth in the Preliminary Prospectus and the Prospectus.
5.	Agreements. The Company agrees with the Underwriter that:
a)	The Company will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424 under the Act by means reasonably calculated to result in filing with the Commission pursuant to such rule, and prior to the termination of the offering of the Offered Notes, also will advise the Underwriter of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Offered Notes.

b)	If, at any time when a Prospectus relating to the Offered Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules thereunder, the Company will promptly notify the Underwriter of such event and prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment which will effect such compliance.

c)	The Company will furnish to the Underwriter a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter may be required by the Act, as many copies of the Preliminary Prospectus and the Prospectus as the Underwriter may reasonably request.

d)	The Company will furnish such information, execute such instruments and take such actions as may be reasonably requested by the Underwriter to qualify the Offered Notes for sale under the laws of such jurisdictions as the Underwriter may designate and to maintain such qualifications in effect so long as required for the initial distribution of the Offered Notes; provided, that the Company shall not be required to qualify to do business
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in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not now so subject.

e)	If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, and will reimburse the Underwriter for any reasonable expenses (excluding fees of counsel) reasonably incurred by the Underwriter in connection with qualification of the Offered Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter has reasonably requested pursuant to Section 5(d), for any fees charged by investment rating agencies for the rating of the Offered Notes, and for expenses incurred in distributing the Prospectus to the Underwriter. If the transactions contemplated by this Agreement are not consummated because any condition to the obligations of the Underwriter set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof other than by reason of default by the Underwriter, the Company will reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriter in connection with the proposed purchase, sale and offering of the Offered Notes. Except as herein provided, the Underwriter shall be responsible for paying all costs and expenses incurred by it, including the fees and disbursements of its counsel, in connection with the purchase and sale of the Offered Notes.

f)	The Company will cause the Final Terms (as defined in Section 10(b) hereof) to the transmitted to the Commission for filing pursuant to Rule 433 under the Act by means reasonably calculated to result in filing with the Commission pursuant to such rule.

g)	For so long as any of the Class A Notes remain outstanding, the Company will cause the Issuer to comply with its obligations under paragraph 5 of Annex III to the Prospectus Supplement (unless waived by the FRBNY) (i) to notify the FRBNY and all registered holders of the Class A Notes if certain statements were not correct when made or have ceased to be correct no later than 9:00 a.m. New York City time on the fourth business day following such determination, and (ii) to issue a press release regarding such determination no later than 9:00 a.m. New York City time on the fourth business day following such determination, and will provide the Underwriter with a copy of such notification.
6.	Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Offered Notes shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in this Agreement, to the accuracy of the statements of the Company
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made in any applicable officers’ certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and to the following additional conditions applicable to the Offered Notes:
a)	No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company, threatened by the Commission.

b)	Counsel to each of the Company, GE Capital and the Issuer (who shall be satisfactory to the Underwriter) shall have furnished to the Underwriter an opinion or opinions, dated the Closing Date, in each case in form and substance reasonably satisfactory to the Underwriter and counsel for the Underwriter, relating to certain enforceability, securities law and security interest matters.

c)	In-house counsel for each of the Company and GE Capital shall have furnished to the Underwriter an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter and counsel for the Underwriter.

d)	The Underwriter shall have received from Bingham McCutchen LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Offered Notes, the Prospectus and such other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as the Underwriter may reasonably request for the purpose of enabling them to pass upon such matters.

e)	The Company shall have furnished to the Underwriter a certificate of the Company, signed by the President, any Vice President, or the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signatory of such certificate has carefully examined the Program Documents to which the Company is a party, and that, to the best of such person’s knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement and the Program Documents to which the Company is a party are true and correct in all material respects, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

f)	Counsel for the Indenture Trustee (who shall be satisfactory to the Underwriter) shall have furnished to the Underwriter an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.
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g)	Counsel for the Owner Trustee (who shall be satisfactory to the Underwriter) shall have furnished to the Underwriter an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

h)	Counsel for the Company (who shall be satisfactory to the Underwriter) shall have furnished to the Underwriter (i) opinions, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter, relating to certain bankruptcy matters and Federal income tax matters and (ii) a signed negative assurance letter, dated as of the Closing Date, in form and substance satisfactory to the Underwriter, relating to the Registration Statement, the Preliminary Prospectus and the Prospectus.

i)	The Underwriter shall have received a letter, dated the Closing Date or such other date as may be agreed upon between the Underwriter and the Company, from certified public accountants (who shall be satisfactory to the Underwriter), substantially in the form previously approved by the Underwriter.

j)	The Offered Notes shall have received the ratings specified in the Prospectus.

k)	Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

l)	Subsequent to the date of the Prospectus, there shall not have been any material adverse change in the business or properties of the Company or GE Capital which in the reasonable judgment of the Underwriter, after consultation with the Company, materially impairs the investment quality of the Offered Notes so as to make it impractical or inadvisable to proceed with the public offering or the delivery of such Offered Notes as contemplated by the Prospectus.

m)	On or prior to the date that the Prospectus is filed with the Commission, the Underwriter shall have received evidence reasonably satisfactory to them that CDF and the Issuer have (i) executed a Certification as to TALF Eligibility, in the form most recently prescribed by the FRBNY under the TALF prior to such date (the “TALF Certification”) and (ii) included such executed TALF Certification in the final Prospectus to be filed with the Commission.

n)	The Underwriter shall have received evidence reasonably satisfactory to it that CDF and any other applicable entity have executed an Indemnity Undertaking, in the form most recently prescribed by the FRBNY under the TALF prior to such date (the “Indemnity Undertaking”), and have delivered such Indemnity Undertaking, together with the related TALF
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Certification, to the FRBNY at the time and in the manner prescribed by the FRBNY, with a copy to the Underwriter.

o)	The Underwriter shall have received (i) an executed copy of an Auditor Attestation prepared by KPMG LLP, in the form most recently prescribed by the FRBNY under the TALF prior to such date (the “Auditor Attestation”) and (ii) evidence reasonably satisfactory to it that such Auditor Attestation has been delivered to the FRBNY at the time and in the manner prescribed by the FRBNY.

p)	The Underwriter shall have received a reliance letter, dated as of the Closing Date and addressed to the Underwriter, of Mayer Brown LLP, special counsel to the Company, satisfactory in form and substance to the Underwriter and its counsel, to the effect that the Underwriter, in its capacity as a Primary Dealer, and subject to the limitations in Section 8, will be entitled to rely on the negative assurances letter described in Section 6(h)(ii), or such negative assurances letter will provide for such reliance.

q)	On the Closing Date, (i) the Company and GE Capital shall have taken all actions required by the FRBNY for the Offered Notes to be eligible collateral under the TALF and (ii) the Offered Notes shall be eligible collateral under the TALF.
7.	Indemnification and Contribution.
a)	The Company and GE Capital, jointly and severally, agree to indemnify and hold harmless the Underwriter (including in its capacity as a Primary Dealer) and each Person who controls the Underwriter (including in its capacity as a Primary Dealer) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (a “Controlling Person”) against any and all losses, claims, damages or liabilities, joint or several, to which they (including in their capacities as Primary Dealers) or any of them may become subject under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, (ii) the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus), (iii) the Prospectus, (iv) the Designated Static Pool Information or (v) information provided by the Company or GE Capital to the extent used in the written communications constituting an electronic road show within the meaning of Rule 433(h) under the Act, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the
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statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse the Underwriter (including in its capacity as a Primary Dealer) and Controlling Person (including in its capacity as a Primary Dealer) for any legal or other expenses reasonably incurred by the Underwriter or such Controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that (i) neither the Company nor GE Capital will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company or GE Capital by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus or any other offering materials used in connection with the offer and sale of the Offered Notes by the Underwriter (the “Underwriter’s Information”), and (ii) such indemnity with respect to any Corrected Statement (as defined below) in such Prospectus shall not inure to the benefit of any Underwriter (or any Controlling Person) (including in its capacity as a Primary Dealer) from whom the Person asserting any loss, claim, damage or liability purchased the Offered Notes that are the subject thereof if the untrue statement or omission of a material fact contained in such Prospectus was corrected (a “Corrected Statement”) in a supplement to the Prospectus and such supplement was furnished by the Company or GE Capital to the Underwriter reasonably prior to the delivery of the confirmation of the sale of such Offered Notes, but the Underwriter did not furnish such supplement to the Prospectus containing the corrected statement to such investor prior to the delivery of such confirmation. This indemnity agreement will be in addition to any liability which the Company or GE Capital may otherwise have.

b)	The Underwriter agrees to indemnify and hold harmless the Company, GE Capital and each of their respective directors and officers who signs the Registration Statement relating to the Offered Notes, and each Person who controls the Company or GE Capital within the meaning of the Act or the Exchange Act (i) to the same extent as the foregoing indemnities from the Company and GE Capital to the Underwriter, but only with reference to the Underwriter’s Information and (ii) with respect to the failure on the part of the Underwriter to deliver to any investor with whom the Underwriter entered into a “contract of sale” within the meaning contemplated by Rule 159 of the Act (a “Contract of Sale”), prior to the date such investor entered into such Contract of Sale, the Preliminary Prospectus. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. Each of the Company and GE Capital acknowledges that the statements set forth on the cover page of the Prospectus Supplement in the table under the heading “Class A Notes” and in the columns labeled “Class A Underwriters” and “Principal Amount of Class A Notes” under the heading “Underwriting” in the Prospectus Supplement, in the table following the third paragraph under the heading “Underwriting” in the
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Prospectus Supplement in the column labeled “Class A Notes”, in the table following the sentence “The underwriter will be compensated...” under the heading “Underwriting” in the Prospectus Supplement, and in the paragraph beginning with the words “The underwriter may engage in over-allotment...” under the heading “Underwriting” in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus, and the Underwriter confirms that such statements are correct.

c)	Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission or failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7 except and to the extent of any prejudice to the indemnifying party arising from such failure or omission to provide notice. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnified party in the case of subparagraph (a), (b) or (c) of this Section 7, representing the indemnified parties under subparagraph (a), (b) or (c), who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to
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the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

d)	If the indemnification provided for in paragraph (a), (b) or (c) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, GE Capital or the Underwriter, on grounds of policy or otherwise, then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities to which the Company, GE Capital and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and GE Capital on the one hand and the Underwriter on the other from the offering of the Offered Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and GE Capital on the one hand and of the Underwriter, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and GE Capital on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Offered Notes received by the Company and GE Capital bear to the total underwriting discounts and commissions received by the Underwriter with respect to the Offered Notes. Notwithstanding the other provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the underwriting discount received by it. The relative fault of the Company and GE Capital on the one hand and of the Underwriter on
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the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact in the Registration Statement, the Preliminary Prospectus or the Prospectus or the omission or alleged omission to state a material fact therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading relates to information supplied by the Company or GE Capital or by the Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

e)	The Company, GE Capital and the Underwriter agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7(c); which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party reasonably believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.
Notwithstanding anything to the contrary in Section 7(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each Controlling Person shall have the same rights to contribution as the Underwriter, and each Person who controls the Company or GE Capital within the meaning of either the Act or the Exchange Act, each officer or director of the Company or GE Capital who shall have signed the Registration Statement and each director of the Company or GE Capital shall have the same rights to contribution as the Company or GE Capital, as applicable, subject in each case to the immediately preceding sentence of this paragraph.
8.	Limitation of Representations and Covenants of the Company. The representations, covenants and agreements made by the Company to the Primary Dealer in such capacity shall extend to the Primary Dealer in that capacity only in connection with the performance by the Primary Dealer of its obligations under the TALF, and do not extend to and may not be relied upon by any direct or indirect purchaser or owner of the Offered Notes, or any other Person claiming by or through any such purchaser or owner or any third party beneficiary, for any
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purposes or in any circumstances, whether on the theory that the Primary Dealer has acted or acts as their agent or otherwise.

9.	TALF Undertakings. The Company and GE Capital make the undertakings set forth in Exhibit B hereto for the benefit of the Underwriter, solely in its capacity as a Primary Dealer.

10.	Offering Communications.
a)	For purposes hereof, “Free Writing Prospectus” shall have the meaning given such term in Rule 405 under the Act. “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act, relating to the Offered Notes that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Act because it contains a description of the Offered Notes or of the offering that does not reflect the final terms. “Permitted Additional Information” shall mean information that is included in any road show presentation the Issuer, the Company or GE Capital has approved (each, a “Road Show”).

b)	Other than the Preliminary Prospectus, Prospectus and the Permitted Additional Information, the Underwriter represents, warrants and agrees with GE Capital and the Company that: (i) it has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Notes, including, but not limited to, any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; and (ii) it shall, for a period of at least three years after the date of the applicable Terms Agreement, maintain written and/or electronic records regarding each Contract of Sale entered into by the Underwriter, the date, identity of the investor and the terms of such Contract of Sale, as set forth in the related confirmation of trade. Notwithstanding the foregoing, the Company agrees that the Underwriter may disseminate information on Bloomberg to prospective investors relating solely to i. information of the type identified in Rule 134 of the Act, ii. information included in the Preliminary Prospectus, iii. the status of allocations and subscriptions of the Offered Notes, expected pricing parameters of the Offered Notes and the yields and weighted average lives of the Offered Notes, and iv. information constituting final terms of the Offered Notes within the meaning of Rule 433(d)(5)(ii) under the Act. The Underwriter represents that communications containing information described in clauses (i), (ii) and (iii) of the immediately preceding sentence shall not be required to be filed with the Commission as Free Writing Prospectuses. No later than 10:00 A.M. New York City time on the first day following determination of the interest rates and initial principal amounts of the Offered Notes, the Underwriter shall provide to
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the Company, for filing with the Commission as provided in Section 5(f), a Free Writing Prospectus (the “Final Terms”) containing final terms of the Offered Notes.

c)	In the event that the Underwriter uses the Internet or other electronic means to offer or sell the Notes it represents that it has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure compliance in all material respects with all applicable legal requirements under the Act.
11.	Agreement of the Underwriter.
a)	The Underwriter agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172 under the Act, it will include in every confirmation sent out by the Underwriter the notice required by Rule 173 under the Act, informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from the Underwriter; (ii) if a paper copy of the Prospectus is requested by a Person who receives a confirmation, the Underwriter shall deliver a paper copy of such Prospectus to such Person; and (iii) if an electronic copy of the Prospectus is delivered by the Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to the Underwriter by or on behalf of the Company specifically for use by the Underwriter pursuant to this Section 11; for example, if the Prospectus is delivered to the Underwriter by or on behalf of the Company in a single electronic file in a read-only format, then the Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in read-only format. The Underwriter further agrees that if it delivers to an investor the Prospectus in read-only format, upon the Underwriter’s receipt of a request from the investor within the period for which delivery of the Prospectus is required, the Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus.

b)	Prior to the Closing Date, the Underwriter shall notify GE Capital and the Company of (i) the date on which the Preliminary Prospectus is first used and (ii) the date of the first Contract of Sale to which such Preliminary Prospectus relates.

c)	The Underwriter represents and agrees (i) that it did not enter into any commitment to sell any Offered Notes prior to the Date of Sale, it did not enter into any Contract of Sale for any Offered Notes prior to the Date of Sale and, without limiting the foregoing, it did not enter into a Contract of Sale with an investor in the Offered Notes prior to the delivery of the Preliminary Prospectus to such investor, and (ii) that it will, at any time that the Underwriter is acting as an “underwriter” (as defined in Section
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2(a)(11) of the Act) with respect to the Offered Notes, deliver to each investor to whom Offered Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriter by the Company or by GE Capital), prior to the applicable date of any such Contract of Sale with respect to such investor, the Preliminary Prospectus.

d)	In relation to each member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Notes contemplated by the Prospectus to the public in that Relevant Member State other than:
i.	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

ii.	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

iii.	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Underwriter; or

iv.	in any other circumstances falling within Article 3(2) of the Prospectus Directive;
provided, that no such offer of Offered Notes shall require the Issuer or the Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
For the purposes of this Section 11(d), (A) the expression an “offer of Offered Notes to the public” in relation to any Offered Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe the Offered Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (B) the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State and (C) the countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta,
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Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.
e)	The Underwriter represents and agrees that:
i.	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer;

ii.	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom;

iii.	it will not underwrite the issue of or place the Offered Notes otherwise than in conformity with the provisions of the Irish Investment Intermediaries Act 1995 (as amended), including Sections 9 and 23 thereof and any codes of conduct rules made under Section 37 thereof and the provisions of the Investor Compensation Act 1998;

iv.	it will not underwrite the issue of, or place, the Offered Notes, otherwise than in conformity with the provisions of the Irish Central Bank Acts 1942-1999 (as amended) and any codes of conduct rules made under Section 117(1) thereof; and

v.	it will not underwrite the issue of, place or otherwise act in Ireland in respect of the Offered Notes, other than in conformity with the provisions of the Irish Market Abuse (Directive 2003/6/EC) Regulations 2005 and any rules issued by the Irish Financial Services Regulatory Authority pursuant thereto.
f)	If the Company, GE Capital or the Underwriter determines or becomes aware that any “written communication” (as defined in Rule 405 under the Act) (including the Preliminary Prospectus) or oral statement (when considered in conjunction with all information conveyed at the date of the Contract of Sale) made or prepared by the Company or the Underwriter contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the Company or the Underwriter may prepare corrective information, with notice to the other party and the Underwriter shall deliver such information in a manner reasonably acceptable to both
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parties, to any Person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such Person with the following:
i.	adequate disclosure of the contractual arrangement;

ii.	adequate disclosure of the Person’s rights under the existing Contract of Sale at the time termination is sought;

iii.	adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the date of the original Contract of Sale; and

iv.	a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.
Any costs or losses incurred in connection with any such termination or reformation shall be subject to Section 7.
12.	Termination.
a)	This Agreement shall be subject to termination by notice given to the Company, if the sale of the Offered Notes provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement. If the Underwriter terminates this Agreement in accordance with this Section 12, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Offered Notes.

b)	The obligations of the Underwriter to purchase the Offered Notes on the Closing Date shall be terminable by the Underwriter by written notice delivered by the Underwriter to the Company and GE Capital if at any time on or before the Closing Date (a) a general moratorium on commercial banking activities in New York shall have been declared by any of Federal or New York state authorities, (b) trading in securities generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices or ranges of prices shall be established, by such exchange or by order of the Commission, (c) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Underwriter’s reasonable judgment, impracticable or inadvisable to market the Offered Notes on the terms and in the manner contemplated in the Prospectus. Upon such
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notice being given, the parties to this Agreement shall (except for the liability of the Company under Section 7) be released and discharged from their respective obligations under this Agreement.
13.	Representations and Indemnities to Survive Delivery. The agreements, representations, warranties, indemnities and other statements of the Company, GE Capital or their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors, managers or Controlling Persons, and will survive delivery of and payment for the related Offered Notes. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

14.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and Controlling Persons, and their successors and assigns, and no other Person will have any right or obligation hereunder. No purchaser of any Offered Note from the Underwriter shall be deemed a successor or assign by reason of such purchase.

15.	APPLICABLE LAW.
          THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
          EACH PARTY HERETO HEREBY CONSENTS AND AGREES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY
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WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 16 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
          BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
16.	Miscellaneous. This Agreement supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof. This Agreement may not be changed, waived, discharged or terminated except by an affirmative written agreement made by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof.

17.	Counterparts. This Agreement may be executed in any number of separate counterparts, all of which shall collectively constitute one agreement. Executed counterparts may be delivered electronically.

18.	Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be delivered to it at its address first above written; or if sent to the Company, will be delivered to 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192, Attention: General Counsel; or if sent to GE Capital, will be delivered to 901 Main Avenue, Norwalk, CT 06851-1168, Attention: Brian D. Doubles.
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19.	Non-Petition Covenant. Notwithstanding any prior termination of this Agreement, no Underwriter shall acquiesce, petition or otherwise invoke or cause the Company or the Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company or the Issuer under any Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company or the Issuer.

20.	Nature of Underwriter’s Services. The Company acknowledges and agrees that the Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend the Underwriter to act in any capacity other than independent contractor, including as a fiduciary. For avoidance of doubt, the Underwriter is not acting as an agent or representative of the Issuer.
[Signatures Follow]
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          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, GE Capital and the Underwriter.

Very truly yours, CDF FUNDING, INC.
By:	/s/ John E. Peak
	Name:	John E. Peak
	Title:	Vice President
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GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ Thomas A. Davidson
	Name:	Thomas A. Davidson
	Title:	Authorized Signatory
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The foregoing Agreement is hereby confirmed and accepted on the date first above written.

BANC OF AMERICA SECURITIES LLC

By:	/s/ Benjamin Merrill Name: Benjamin Merrill
Title: Vice President

Underwriting Agreement

EXHIBIT A
GE DEALER FLOORPLAN
MASTER NOTE TRUST ASSET BACKED NOTES
TERMS AGREEMENT
(SERIES 2009-1)
          Dated:[  ]

To:	CDF Funding, Inc. General Electric Capital Corporation

Re:	Underwriting Agreement, dated [ ], 2009, among CDF Funding, Inc., General Electric Capital Corporation and the Underwriter referred to therein
1. Offered Notes.
     The notes described below in this Section 1 are the “Offered Notes” for the purpose of this Terms Agreement and for purposes of the above-referenced Underwriting Agreement (the “Underwriting Agreement”). The Underwriting Agreement is incorporated herein and made a part hereof. The Offered Notes are the Series 2009-1 Notes that will be issued by GE Dealer Floorplan Master Note Trust.

	Principal		Final
Class	Amount	Interest Rate	Maturity Date
A	$ [ ]	One month LIBOR plus [ ]% per year	[ ]
2. Underwriter
     The Underwriter named below is the “Underwriter” for the purpose of this Terms Agreement and for the Underwriting Agreement.

Underwriter	Class Purchased	$ Purchased
[ ]	A	$	[ ]
3. Underwriting Liability

Underwriting Liability	Class A
[ ]	$	[ ]
Total Amount	$
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4. Purchase Price, Discounts and Concessions

Class A
Gross Purchase Price	[ ]	%
Underwriting Discount	[ ]	%
Net Purchase Price	[ ]	%
Maximum Dealer Selling Concessions	[ ]	%
Maximum Dealer Reallowance Discounts	[ ]	%
5. Date of Sale
     [   ], 200[   ] (the date the first Contract of Sale was entered into as designated by the Underwriter).
Underwriting Agreement

     The Underwriter agrees to purchase the Offered Notes subject to the terms and provisions of this Terms Agreement and the Underwriting Agreement.

BANC OF AMERICA SECURITIES LLC, as Underwriter
By:
Name:
Title:
Underwriting Agreement

Accepted and Agreed:

CDF FUNDING, INC.

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:
Underwriting Agreement

EXHIBIT B
TALF Undertaking
     Reference is hereby made to (i) the final prospectus supplement, dated August 5, 2009 (the “Prospectus Supplement”), and accompanied by the base prospectus, dated July 31, 2009 (the “Base Prospectus”) (collectively, the “Offering Memorandum”), relating to the $500,000,000 aggregate principal amount of GE Dealer Floorplan Master Note Trust, Series 2009-1 Asset-Backed Notes (the “Specified Securities”), issued by GE Dealer Floorplan Master Note Trust (the “Issuer”), (ii) the Master Agreement (the “Master Agreement”), by and among the Federal Reserve Bank of New York, as lender (“Lender”), the primary dealers party thereto (the “Primary Dealers” and each, individually, a “Primary Dealer”) and The Bank of New York Mellon, as administrator and as custodian, executed in connection with the Term Asset-Backed Securities Loan Facility (the “TALF Program”).
     SECTION 1. Definitions. For purposes of this Exhibit B, capitalized terms used but not defined in this Agreement (including this Exhibit B) shall have the meanings specified in the Master Agreement. In addition, as used in this Exhibit B, the following terms shall have the following meanings (such definition to be applicable to both the singular and plural forms of such terms):
     “Company Parties” means the Company and GE Capital.
     “Dealer Indemnified Party” means a Relevant Dealer and each person, if any, who controls any Relevant Dealer within the meaning of either Section 15 of the Securities Act of 1933, as amended or Section 20 of the Securities Exchange Act of 1934, as amended.
     “Relevant Dealer” means any Primary Dealer that is acting as agent on behalf of a Borrower with respect to a Relevant Loan.
     “Relevant Loan” means any Loan for which any of the Specified Securities have been pledged to Lender as Collateral and for which the settlement date is the date of issuance of the Specified Securities.
     “TALF Provisions” means the portions of the Offering Memorandum that describe, or are relevant to, the qualification of the Specified Securities as Eligible Collateral, including without limitation the descriptions of the terms of the Specified Securities and the assets generating collections or other funds from which the Specified Securities are to be paid.
     “TALF Rules” means the terms and conditions, the FAQs and other interpretative material issued by the Federal Reserve Bank of New York.
     “Undertaking” means the representations, warranties, covenants and indemnities of the Company Parties set forth in this Exhibit B.
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     SECTION 2. The Company Parties hereby represent, warrant and agree, for the benefit of each Relevant Dealer, as follows:
     (a) The Specified Securities constitute Eligible Collateral. In particular, and without limitation,
     • The securities are U.S. dollar denominated cash (that is, not synthetic) asset backed securities (“ABS”) that have (or have been provided on a preliminary basis, expected to be confirmed no later than the closing date) a credit rating in the highest long term or short term investment grade rating category from two or more eligible nationally recognized statistical rating organizations (NRSROs) and do not have (including on a preliminary basis) a credit rating below the highest investment grade rating category from an eligible NRSRO. Such ratings were obtained without the benefit of any third party guarantee and are not on review or watch for downgrade.
     • The securities are cleared through The Depository Trust Company.
     • The securities are not subject to an optional redemption other than a customary clean up call (as defined in the TALF Rules).
     • All or substantially all (defined as at least 95% of the dollar amount) of the credit exposures underlying the securities are exposures that are both (a) originated by U.S.- domiciled entities or institutions or U.S. branches or agencies of foreign banks and (b) made to U.S.-domiciled obligors.
     • The aggregate amount of TALF-eligible ABS issued by the issuing entity does not exceed the aggregate amount of the issuing entity’s 2009 ABS maturities.
     (b) No statement or information contained in the TALF Provisions is untrue as to any material fact or omits any material fact necessary to make the same not misleading.
     SECTION 3. Indemnity. (a) Each Company Party, severally and not jointly, will indemnify and hold harmless each Dealer Indemnified Party from and against any losses, claims, damages or liabilities, joint or several, to which the Dealer Indemnified Parties or any of them may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon such Company Party’s breach of this Undertaking, and will reimburse each Dealer Indemnified Party for any actual legal or other expenses reasonably incurred by the Dealer Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.
     (b) Promptly after receipt by a Dealer Indemnified Party of notice of the commencement of any action or the assertion by a third party of a claim, such Dealer Indemnified Party will notify each Company Party in writing of the commencement thereof; but the omission so to notify any such Company Party will not relieve it or any of them from any liability which they or any of them may have to any Dealer Indemnified Party except to the extent of any prejudice to any such Company Party arising from such failure to provide such notice. In case any such action is brought against any Dealer Indemnified Party and it notifies the Company Party of the
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commencement thereof, the Company Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Company Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Dealer Indemnified Party (who shall not, except with the consent of the Dealer Indemnified Party, be counsel to the Company Party), and after notice from the Company Party to such Dealer Indemnified Party of its election so to assume the defense thereof, and after acceptance of counsel by the Dealer Indemnified Party, the Company Party will not be liable to such Dealer Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Dealer Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the Company Party has failed within a reasonable time to retain counsel reasonably satisfactory to the Dealer Indemnified Party. No Company Party shall, without the prior written consent of the Dealer Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Dealer Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Dealer Indemnified Party unless such settlement includes an unconditional release of such Dealer Indemnified Party from all liability on claims that are the subject matter of such action and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any Dealer Indemnified Party.
     (c) This indemnity remains an obligation of each Company Party notwithstanding termination of the Master Agreement or the TALF Program or payment in full of the Relevant Loans, and is binding upon each Company Party’s successors and assigns. Each Dealer Indemnified Party’s right to indemnification hereunder shall be enforceable against each Company Party directly, without any obligation to first proceed against any third party for whom such Dealer Indemnified Party may act, and irrespective of any rights or recourse that such Company Party may have against any such third party.
     SECTION 4. The Company Parties hereby acknowledge (a) the existence of the Master Agreement and the terms thereof and (b) that the Relevant Dealers are obtaining the Relevant Loans, pledging the Specified Securities as collateral therefor and undertaking obligations, in each case as agents on behalf of the Borrowers with respect thereto in reliance on the representations, warranties, covenants and indemnities of the Company Parties set forth in this Undertaking. This Undertaking is for the sole benefit of the Dealer Indemnified Parties in connection with the performance by a Relevant Dealer of its obligations with respect to the TALF Program and not in its capacity as an underwriter of the Specified Securities, and may not be relied upon by (i) the Dealer Indemnified Parties for any other purpose or (ii) any direct or indirect purchaser or owner of the Specified Securities, or any other Person claiming by or through any such purchaser or owner or any third party beneficiary, for any purpose or in any circumstance, whether on the theory that the Primary Dealers act as their agents or otherwise.
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